UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): May 27, 2005


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                    000-50371             51-0467366
 (State or other jurisdiction of       (Commission          (IRS Employer
  incorporation or organization)       File Number)     Identification Number)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
               (Address of principal executive offices) (zip code)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)
                           ---------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01      Entry into a Material Definitive Agreement

       Stay Bonus Agreement - Thomas Axmacher

On May 27, 2005, Curative Health Services, Inc. (the "Company") executed a compensation agreement (the "Agreement") with Thomas Axmacher, the Company's Chief Financial Officer.

Pursuant to the Agreement, Mr. Axmacher will be entitled to receive a stay bonus of $100,000 in cash ("Stay Bonus") contingent on his relocation to Nashua, New Hampshire, in connection with the pending move of the Company's headquarters, and his continued residence there through October 31, 2006. The bonus is also contingent upon the satisfaction of certain other requirements including the successful consolidation of the Company's finance functions in Nashua, the timely filing of the Company's Form 10-K for the year ended December 31, 2005 and the receipt of unqualified reports from the Company's auditors for 2005. The stay bonus will be paid no later than October 31, 2006, and will be reduced by the amount of any performance-based cash incentive payment made to Mr. Axmacher with respect to 2005. Mr. Axmacher also agreed that in the event of a breach by him of any of the covenants set forth in his employment agreement previously filed, the Company would be entitled to offset any amounts contemplated in the Agreement in addition to any and all other available remedies.

The provisions of Mr. Axmacher's employment agreement, as amended or modified from time to time, remain in full force and effect and are not modified in the Agreement.





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Signature

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CURATIVE HEALTH SERVICES, INC.


Date:  June 3, 2005                    By:  /s/ Thomas Axmacher
                                            -----------------------------------
                                                Thomas Axmacher
                                                Chief Financial Officer